EXHIBIT (a)(1)(v)

OFFER TO PURCHASE FOR CASH

UP TO ALL of the Common Shares of

LIONS GATE ENTERTAINMENT CORP.

for

U.S.$6.50 per Common Share made by

ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND

II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, ICAHN

FUND S.À R.L., DAAZI HOLDING B.V., 7508921 CANADA INC. AND RONALD G. ATKEY, IN HIS

CAPACITY AS THE SOLE TRUSTEE OF THE LGE TRUST

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 8:00 P.M. (NEW YORK TIME) ON AUGUST 25,

2010 (THE “EXPIRY TIME”) UNLESS EXTENDED OR WITHDRAWN.

July 20, 2010

To Our Clients:

Enclosed for your consideration are the Offer to Purchase and Circular dated July 20, 2010, and the related Letter of Acceptance and Transmittal and Notice of Guaranteed Delivery (which, together with any amendments or supplements thereto, collectively constitute the “Offering Materials”), in connection with the Offer by Icahn Partners LP, a limited partnership governed by the laws of Delaware, Icahn Partners Master Fund LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund II LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund III LP, a limited partnership governed by the laws of the Cayman Islands, High River Limited Partnership, a limited partnership governed by the laws of Delaware, Icahn Fund S.à r.l., a limited liability company governed by the laws of Luxembourg, Daazi Holding B.V., a limited liability company governed by the laws of The Netherlands, 7508921 Canada Inc., a corporation governed by the laws of Canada, and Ronald G. Atkey, in his capacity as the sole trustee of the LGE Trust (collectively, the “Offeror”), to purchase UP TO ALL of the issued and outstanding Common Shares (the “Lions Gate Shares”) of Lions Gate Entertainment Corp. at a purchase price of U.S.$6.50 per Lions Gate Share upon the terms and subject to the conditions set forth in the Offering Materials. Capitalized terms used but not defined in this letter have the meanings set forth in the Offering Materials.

We are the holder of record of Lions Gate Shares for your account. A deposit of such Lions Gate Shares can only be made by us as the holder of record and pursuant to your instructions. The enclosed Letter of Acceptance and Transmittal is furnished to you for your information only and cannot be used by you to deposit Lions Gate Shares held by us for your account.

We request instructions as to whether you wish us to deposit any or all of the Lions Gate Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offering Materials. Your attention is invited to the following:

1.	The offer price is U.S.$6.50 per Lions Gate Share. However, Shareholders have the option to elect to receive payment in Canadian dollars. On July 19, 2010, the Bank of Canada noon spot exchange rate for Canadian dollars per U.S.$1.00 was Cdn.$1.0559. For example, if you received payment in U.S. dollars and exchanged it for Canadian dollars at that exchange rate, you would have received Cdn.$6.83 per Lions Gate Share (excluding any currency exchange fees or commissions). Although the offer price of U.S.$6.50 per Lions Gate Share is fixed, the amount you would receive in Canadian dollars with respect to each Lions Gate Share will vary with the Canadian dollar to U.S. dollar exchange rate, which may be higher or lower than Cdn.$1.0559 per U.S.$1.00 at the time of exchange. All amounts payable by the Offeror for Lions Gate Shares deposited under the Offer will be made in U.S. currency, unless you direct us to elect to receive payment on your behalf in Canadian dollars based on the Bank of Canada noon spot exchange rate on the date following the expiry of the Offer, as provided for in the Offering Materials. If applicable to your situation, you should obtain a current quote of the exchange rate before deciding whether to deposit your Lions Gate Shares.

2.	The Offer is being made for UP TO ALL of the issued and outstanding Lions Gate Shares.

3.	The Offer will be open for acceptance until 8:00 p.m., New York time, on August 25, 2010, unless extended or withdrawn.

4.	Depositing Shareholders will not be obligated to pay any brokerage fee or commission to the Depositary or the U.S. Forwarding Agent to accept the Offer.

5.	The Offer is subject to certain conditions. The conditions of the Offer are set forth in Section 4 of the Offer to Purchase, “Conditions of the Offer”. Subject to applicable law, the Offeror reserves the right to withdraw the Offer and not take up and pay for any Lions Gate Shares deposited under the Offer unless each of the conditions to the Offer is satisfied or waived by the Offeror prior to the Expiry Time.

The Offer is made solely through the Offering Materials and is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

If you wish to have us deposit any or all of your Lions Gate Shares, please so instruct us by completing, executing and returning to us the instruction form accompanying this letter. An envelope to return your instructions to us is also enclosed. If you authorize the deposit of your Lions Gate Shares, all such Lions Gate Shares will be deposited unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us so as to provide us with ample time to submit a deposit on your behalf prior to the Expiry Time.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

UP TO ALL of the Common Shares of

LIONS GATE ENTERTAINMENT CORP.

for

U.S.$6.50 per Common Share made by

ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND

II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, ICAHN

FUND S.À R.L., DAAZI HOLDING B.V., 7508921 CANADA INC. AND RONALD G. ATKEY, IN HIS

CAPACITY AS THE SOLE TRUSTEE OF THE LGE TRUST

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase and Circular dated July 20, 2010, and the related Letter of Acceptance and Transmittal and Notice of Guaranteed Delivery (which, together with any amendments or supplements thereto, collectively constitute the “Offering Materials”) in connection with the Offer by Icahn Partners LP, a limited partnership governed by the laws of Delaware, Icahn Partners Master Fund LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund II LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund III LP, a limited partnership governed by the laws of the Cayman Islands, High River Limited Partnership, a limited partnership governed by the laws of Delaware, Icahn Fund S.à r.l., a limited liability company governed by the laws of Luxembourg, Daazi Holding B.V., a limited liability company governed by the laws of The Netherlands, 7508921 Canada Inc., a corporation governed by the laws of Canada, and Ronald G. Atkey, in his capacity as the sole trustee of the LGE Trust to purchase UP TO ALL of the issued and outstanding Common Shares (the “Lions Gate Shares”) of Lions Gate Entertainment Corp. at a purchase price of U.S.$6.50 per Lions Gate Share upon the terms and subject to the conditions set forth in the Offering Materials.

The undersigned hereby instructs you to deposit pursuant to the Offer the number of Lions Gate Shares indicated below that are held by you for the account of the undersigned (or, if no number is indicated below, all such Lions Gate Shares held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offering Materials. The undersigned also hereby directs you to elect to receive payment in the currency specified below (or, if no currency is specified, to accept payment in U.S. dollars).

Number of Lions Gate Shares to be Deposited:*
SIGN HERE
Account No.(s):

Dated:

Signature(s)

Print Name(s) and Address(es)

Area Code and Telephone Numbers(s)

Taxpayer Identification, Social Insurance or Social Security Number(s)

CURRENCY OF PAYMENT

☐ Check here if you wish us to elect to receive payment under the Offer in Canadian dollars based on the Bank of Canada noon spot exchange rate for Canadian dollars on the date following the expiry of the Offer on which funds are provided to the Depositary to pay for Lions Gate Shares purchased pursuant to the Offer. (Check box)

If no box is checked, you will receive payment in U.S. dollars.

*	Unless otherwise indicated, it will be assumed that all Lions Gate Shares held by us for your account are to be deposited.